EXHIBIT 8.1

Subsidiaries	Jurisdiction of Incorporation

Agenciamiento y Servicios Profesionales S.A.	Mexico

Alto Paraná S.A.	Argentina

Arauco Denmark ApS	Denmark

Arauco Distribución S.A.	Chile

Arauco Ecuador S.A.	Ecuador

Arauco Europe S.A.	Switzerland

Arauco Forest Brasil S.A.	Brazil

Arauco Forest Products B.V.	The Netherlands

Arauco Generación S.A.	Chile

Arauco Honduras S. De R.L. de C.V.	Honduras

Arauco Internacional S.A.	Chile

Araucomex S.A. de C.V.	Mexico

Arauco Perú S.A.	Peru

Arauco Wood Products, Inc.	U.S.A.

Aserraderos Arauco S.A.	Chile

Bosques Arauco S.A.	Chile

Caif S.A.	Argentina

Controladora de Plagas Forestales S.A.	Chile

Ecoboard S.A.	Argentina

Ecoresin S.A.	Argentina

Faplac S.A.	Argentina

Flooring S.A.	Argentina

Forestal Arauco S.A.	Chile

Forestal Arauco Costa Rica S.A.	Costa Rica

Forestal Arauco Guatemala S.A.	Guatemala

Forestal Celco S.A.	Chile

Forestal Cholguán S.A.	Chile

Forestal Concepción S.A.	Panama

Forestal Conosur S.A.	Uruguay

Forestal Los Lagos S.A.	Chile

Forestal Misiones S.A.	Argentina

Forestal Valdivia S.A.	Chile

Industrias Forestales S.A.	Argentina

Inversiones Celco S.L.	Spain

Investigaciones Forestales Bioforest S.A.	Chile

Molduras Trupán S.A.	Chile

Paneles Arauco S.A.	Chile

Placas do Paraná S.A.	Brazil

Servicios Logísticos Arauco S.A.	Chile

Southwoods Arauco Lumber LLC	U.S.A.

Trupán Argentina S.A.	Argentina